UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 ____________________

FORM 8-K

____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2016

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MOUNT TAM BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Nevada	333-192060	45-3797537
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8001 Redwood Boulevard, Novato, California	94945
(Address of principal executive offices)	(Zip Code)

(310) 800-7175

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 below regarding the Stapleton Employment Agreement (as hereinafter defined) is incorporated by reference into this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2016, Mount Tam Biotechnologies, Inc., a Nevada corporation (the “Company”), and James Stapleton entered into an Employment Agreement (the “Stapleton Employment Agreement”), pursuant to which Mr. Stapleton shall become the Chief Financial Officer of the Company, effective on May 2, 2016 so long as he commences his employment on such date. The initial term of Mr. Stapleton’s employment expires on May 2, 2019 and thereafter, the Stapleton Employment Agreement may be renewed for additional one year terms upon the mutual agreement of the parties, subject in each case to the termination provisions described therein. Mr. Stapleton shall initially be employed on a part-time (50% FTE) basis, and his employment commitment may be increased by the Company in its sole discretion.

The Company will initially pay Mr. Stapleton an aggregate base annual salary of $87,500, based upon Mr. Stapleton’s status as a part-time (50% FTE) employee. In the event that Mr. Stapleton becomes employed on a full-time basis, his aggregate base annual salary shall be $175,000. If Mr. Stapleton’s commitment is increased from 50% FTE status but not to full-time status, Mr. Stapleton’s base salary shall be a prorated portion of $175,000 based upon the percentage of time Mr. Stapleton devotes to the Company. In addition, Mr. Stapleton shall (i) be entitled to three (3) weeks of paid time off, (ii) have the right to participate in the Company’s general employee benefit plan(s), (iii) have the right to participate in an executive bonus plan and receive other bonus payments as determined by the Company’s Board of Directors and (iv) be entitled to be reimbursed for reasonable business expenses. Further, Mr. Stapleton shall be entitled to a one-time bonus of $40,000 payable upon the Company’s consummation of a fundraising transaction resulting in gross proceeds to the Company of at least $2,250,000, provided that Mr. Stapleton has neither (i) provided notice to the Company of his resignation nor (ii) been terminated by the Company, prior to the Company’s receipt of at least $2,250,000 in gross proceeds in such transaction.

Subject to the approval of the Board of Directors of the Company, the creation of an equity incentive plan (the “Plan”), and Mr. Stapleton’s completion of six (6) months uninterrupted, continuous employment by the Company on at least a part-time (50% FTE) basis, Mr. Stapleton is expected to receive an option to purchase 750,000 shares of Common Stock which shall vest and be governed by the terms of the Plan and an award agreement to be entered into by and between the Company and Mr. Stapleton.

Upon the occurrence of a change of control transaction or the termination of Mr. Stapleton’s employment by the Company without cause or by Mr. Stapleton for good reason, all unvested options or shares of restricted Common Stock shall immediately vest and either be exercisable or no longer subject to any restrictions, as applicable. In addition to other standard and customary payments receivable in connection with the termination of Mr. Stapleton’s employment (including the above-described bonus if such funding transaction has been consummated), he shall be entitled to receive a severance payment equal to his base salary per month (as of the date of termination) for the lesser of the number of months remaining in the current term of his employment or 9 months.

The Stapleton Employment Agreement also prohibits Mr. Stapleton from competing with the Company during the term of the Stapleton Employment Agreement and from soliciting or making known employees of the Company for a period of two (2) years following termination of the Stapleton Employment Agreement.

Mr. Stapleton is 54 years old. Since March 2012, Mr. Stapleton has been a member of the board of directors of Summer Energy Holdings Inc., a public company quoted on the OTC Markets. Summer Energy Holdings, through its subsidiaries, is a retail electric provider in Texas. From August 2012 to September 2014, Mr. Stapleton was the CFO at Ozone International, LLC, which provides ozone equipment and solutions to food processors. From February 2012 to June 2012, Mr. Stapleton was the CFO for Jones Soda Co. (a public company traded on NASDAQ) which develops, produces, markets and distributes premium beverages. From 2007 to 2011, Mr. Stapleton was a consultant and advisor to a variety of companies, both public and private. From May 2005 through July 2007, Mr. Stapleton was the CFO of Bionovo, Inc. (a public company traded on OTCQB), which is a clinical state drug discovery and development company . From January 2003 through April 2005, Mr. Stapleton was the CFO of Auxilio, Inc. (a public company traded on the OTCQB), which provides fully outsourced print management services and cyber security professional services primarily to the healthcare industry, and also to financial institutions, gaming and other industries. From 1996 through 2002, Mr. Stapleton was employed in a variety of positions for Prosoft Training, including Corporate Secretary, Vice President Investor Relations, and CFO. Mr. Stapleton was CFO of BioTek Solutions, Inc. from 1995 through February 1996. Mr. Stapleton graduated from the University of California at Irvine (UCI) with a MBA in 1995, and from the University of Washington with a BA in Economics in 1985.

Other than the Stapleton Employment Agreement, neither Mr. Stapleton nor any member of his immediate family (i) was or is party to or (ii) had a direct or indirect material interest in any transaction or currently proposed transaction with the Company since the beginning of its last fiscal year in which the amount involved exceed $120,000.

There is no family relationship between Mr. Stapleton and any other executive officer or director of the Company, or person nominated or chosen by the Company to become an executive officer or director.

In connection with Mr. Stapleton’s appointment, the Company issued a press release which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

David R. Wells, who served as the Company’s interim Chief Financial Officer, departs the Company effective as of May 2, 2016 and Mr. Stapleton’s commencement of employment under the Stapleton Employment Agreement. Mr. Wells’s departure is not the result of any disagreement with the Company regarding its operations, policies, or practices.

The foregoing description of the Stapleton Employment Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Stapleton Employment Agreement. A copy of the Stapleton Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

10.1	Employment Agreement dated April 21, 2016

99.1	Press Release dated April 22, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOUNT TAM BIOTECHNOLOGIES, INC.

Date: April 26, 2016	By:	/s/ Richard Marshak
	Name:	Dr. Richard Marshak
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement dated April 21, 2016 by and between the Company and Mr. James Stapleton

99.1	Press Release dated April 22, 2016

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